UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AXIS CAPITAL HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contact	Media Contact
Matt Rohrmann	Anna Kukowski
AXIS Capital Holdings Limited	AXIS Capital Holdings Limited
investorrelations@axiscapital.com	anna.kukowski@axiscapital.com
+1 212-940-3339	+1 212-715-3574

AXIS CAPITAL ANNOUNCES VIRTUAL ACCESS TO

ANNUAL GENERAL MEETING OF SHAREHOLDERS

PEMBROKE, Bermuda, April 27, 2020 – AXIS Capital Holdings Limited (“AXIS Capital” or the “Company”) (NYSE: AXS) today announced that due to the public health impact of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of its stakeholders, it will make available virtual access to its 2020 Annual General Meeting of Shareholders on May 7, 2020 at 8:30 AM ADT.

As described in the Company’s proxy materials, shareholders as of the close of business on March 13, 2020, the record date, are entitled to participate in the meeting. To be admitted to the meeting, you must enter a control number. If you hold your shares through an intermediary, such as a bank or broker, you must request a legal proxy from your bank or broker and register with Computershare in advance to attend the meeting. To register, submit proof of your legal proxy along with your name and email address to Computershare via email at legalproxy@computershare.com no later than 5:00 PM ADT on May 3, 2020. Requests for registration must be labeled “Legal Proxy”. You will receive an email from Computershare confirming your control number required for attending the meeting. For registered shareholders, who hold their shares directly and not through an intermediary, your control number can be found on your proxy card or email notification you previously received from Computershare.

To access the virtual meeting, click on www.meetingcenter.io/245223192 and enter AXS2020 when prompted for password. You may vote during the meeting by following the instructions on the meeting website. However, whether or not you plan to attend the meeting, we urge you to submit your votes in advance of the meeting by phone or the Internet as described on your proxy card, voting instruction form or email notification you previously received.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at December 31, 2019, of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com. Follow AXIS Capital on LinkedIn and Twitter.

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